Exhibit 99.1

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of June 26th, 2006, by and between William R. Hartman (the "Executive") and Citizens Banking Corporation, a Michigan corporation (the "COMPANY").

                                WITNESSETH THAT:

            The Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending and following the merger (the "MERGER") of the Company and Republic Bancorp Inc. ("REPUBLIC") pursuant to the Agreement and Plan of Merger, dated as of June 26th, 2006, between the Company and Republic (the "MERGER AGREEMENT"). Therefore, in order to accomplish these objectives, the Executive and the Company desire to enter into this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, it is hereby covenanted and agreed by the Executive and the Company as follows:

            1. EFFECTIVE DATE. The "EFFECTIVE DATE" shall mean the date on which the "EFFECTIVE TIME" (as defined in the Merger Agreement) of the Merger occurs. In the event that the Effective Time shall not occur, this Agreement shall be null and void AB INITIO and of no further force and effect.

            2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2012 (the "EMPLOYMENT PERIOD"). The Employment Period shall be divided into two periods, the "INITIAL PERIOD" and the "SECOND PERIOD." The Initial Period shall commence on the Effective Date and end on December 31, 2010, and the Second Period shall commence on January 1, 2011 and end on December 31, 2012.

            3. POSITION AND DUTIES. (a) (i) During the Initial Period, the Executive shall serve as the Chief Executive Officer of the Company, and, (ii) during the Second Period, the Executive shall cease serving as the Chief Executive Officer of the Company and shall serve as the Executive Chairman of the Company, in the case of each of (i) and (ii), with such authority, power, duties and responsibilities as are commensurate with such positions and as are customarily exercised by a person holding such positions in a company of the size and nature of the Company. During the Employment Period, the Executive shall report directly to the Board of Directors of the Company (the "BOARD"). During the Employment Period, the Executive shall serve as a member of the Board and, on the first anniversary of the Effective Date, the Executive shall commence serving as the Chairman of the Board. The Board shall appoint the Executive to the positions specified above at the times specified above throughout the Employment Period. During the Employment Period, the Executive shall perform his duties at the Company's corporate headquarters.

                 (b) The Executive agrees that during the Initial Period, he shall devote his full business time, energies and talents to serving in the positions described in Section 3(a)

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and he shall perform his duties faithfully and efficiently subject to the directions of the Board. During the Second Period, the Executive shall devote such time to his duties as mutually agreed upon by the Executive and the Company. Notwithstanding the foregoing provisions of this Section 3(b), the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; (ii) serve as a director of any for-profit business, with the prior consent of the Board (which consent shall not be unreasonably withheld); and (iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of the Executive's duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company or any subsidiary or affiliate thereof (the "AFFILIATED ENTITIES").

            4. COMPENSATION. Subject to the terms of this Agreement, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

                 (a) BASE SALARY. During the Initial Period, the Executive shall receive an annual base salary ("ANNUAL BASE SALARY") of no less than $740,000. During the Initial Period, the Executive's Annual Base Salary shall be reviewed annually by the Board for increase pursuant to its normal performance review policies for senior executives. During the Second Period, the Executive's Annual Base Salary shall be determined by the Compensation Committee of the Board (the "COMPENSATION COMMITTEE"), but in no event shall it be less than fifty percent (50%) of the Executive's Annual Base Salary at the end of the Initial Period. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as in effect from time to time, including any increases. Such Annual Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's payroll policies. Except as provided for in this
Section 4(a), the Executive's Annual Base Salary may not be decreased at any time during the Employment Period.

                 (b) ANNUAL INCENTIVE PAYMENT. With respect to each fiscal year of the Company ending during the Initial Period, the Executive shall be eligible to receive an annual incentive payment (the "INCENTIVE PAYMENT") as determined in accordance with the Company's Management Incentive Plan or any substitute or successor plan thereto (the "INCENTIVE PLAN"). The Executive's target Incentive Payment under the Incentive Plan for each fiscal year during the Initial Period shall not be less 75% of his Annual Base Salary (the "TARGET INCENTIVE PAYMENT"), with such target incentive percentage to be reviewed, for increase but not decrease, annually by the Board pursuant to its normal performance review policies for senior executives. With respect to each fiscal year ending during the Second Period, the Executive's Incentive Payment shall be determined by the Compensation Committee in its sole discretion.

                 (c) ANNUAL EQUITY INCENTIVE AWARDS. During the Initial Period, the Executive shall receive annual equity incentive awards under the Company's equity-based compensation plans on terms and conditions no less favorable than those provided to other senior executives of the Company, taking into account competitive practice at comparable institutions. Notwithstanding the foregoing or any provision of any applicable plan or award agreement to the contrary, all equity incentive awards granted to the Executive during the Initial Period shall vest no later than immediately prior to the expiration of the Initial Period and shall include provisions

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relating to vesting and, with respect to stock options, post-termination exercise periods, upon attaining age 55 with five years of service, that are no less favorable than those in effect with respect to the equity incentive awards most recently granted to the Executive prior to the Effective Date. With respect to each fiscal year ending during the Second Period, the Executive shall receive equity incentive awards as determined by the Compensation Committee in its sole discretion.

                 (d) SUPPLEMENTAL PENSION BENEFITS. During the Initial Period, the Executive shall continue to participate in and accrue benefits under the Supplemental Executive Retirement Plan which was entered into between the Company and the Executive on February 25, 2002 (the "SERP"). For purposes of determining the Executive's benefit under the SERP, the Executive shall be deemed to have received a $200,000 cash bonus for the year ending December 31, 2002. In addition, upon the Effective Date, notwithstanding anything to the contrary in the SERP, the SERP shall be amended hereby as follows: (i) for all purposes of the SERP, all references to "age 65," "65th birthday" and "65" shall be amended to be references to "age 62 and one-half," "62nd and one-half birthday" and "62 and one-half"; (ii) notwithstanding anything to the contrary contained in the SERP, including without limitation Section 2(c) and the first sentence of Section 3, on or prior to December 31, 2006, the Executive shall be entitled to make an election as to the time and form of distribution of the SERP benefit, with the optional forms of benefit to include (A) a 50% joint and survivor annuity option to be purchased by the Company for the Executive from a nationally recognized insurance company selected by the Executive, (B) a lump sum option, with the lump sum to be calculated in accordance with the actuarial factors set forth in the Citizens Banking Corporation Pension Plan for Employees as of the date hereof (the "PENSION PLAN") for the determination of lump sum benefits thereunder, PROVIDED that in no event shall the discount rate for determining such lump sum exceed 5.5% and (C) any other form of distribution provided for under the Pension Plan as provided in Section 2(c) of the SERP; and
(iii) to provide that, in the event of the Executive's death while employed by the Company, the Executive's spouse shall be entitled to the benefit under the SERP, the amount and form of which shall be determined as if the Executive had retired under the SERP as of the date of his death.

                 (e) STOCK ISSUANCE. The Executive has previously received a grant of shares of Company common stock with an aggregate fair market value of $200,000, valued as of January 15, 2003, pursuant to the Company's Stock Compensation Plan. So long as the Executive remains employed by the Company, such shares shall not be sold by the Executive without the written approval of the Board. The Executive shall remain entitled to vote such shares and receive dividends thereon.

                 (f) EMPLOYEE BENEFITS, FRINGE BENEFITS AND PERQUISITES. During the Employment Period, the Executive shall be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company's other senior executives, including, but not limited to, five weeks' vacation, life insurance and accidental death and dismemberment insurance. Upon the Executive's termination of employment for any reason, for the remainder of the lives of each of the Executive and his current spouse, without regard to the Executive's years of service with the Company as of the Date of Termination, the Executive and his current spouse shall be eligible to participate in the Company's group healthcare programs with benefits no less

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favorable than those provided to eligible retirees under the Company's welfare benefit programs as in effect on the date hereof and at the Executive's expense (the "MEDICAL BENEFITS").

                 (g) OTHER BENEFITS. During the Employment Period, the Company shall reimburse the Executive for the initiation fees (to the extent applicable) and annual dues associated with the Executive maintaining membership in one country club within 30 miles of Flint, Michigan. Alternatively, the Company may choose, at its option, to pay such initiation fees and dues directly. The Executive will receive a tax gross-up payment in an amount that, after all Federal, state and local income taxes thereon, shall equal the aggregate amount of additional Federal, state and local income taxes payable by the Executive from time to time by reason of the receipt of such reimbursements (or direct payment of initiation fees (to the extent applicable) and dues for country club membership) under this Section 4(g).

                 (h) EXPENSE REIMBURSEMENT. During the Employment Period, the Company will reimburse the Executive for all reasonable expenses incurred by him in the performance of his duties in accordance with the Company's policies applicable to senior executives. In addition, the Company shall reimburse the Executive for reasonable attorney's fees incurred by him in the negotiation of this Agreement.

                 (i) CHANGE IN CONTROL AGREEMENT. Notwithstanding anything to the contrary herein, the Change in Control Agreement entered into between the Executive and the Company on February 25, 2002 (the "CHANGE IN CONTROL AGREEMENT") shall remain in full force and effect; HOWEVER, the Executive and the Company acknowledge and agree that the Merger shall not constitute a "Change in Control" for purposes of the Change in Control Agreement. Upon a termination of the Executive's employment entitling the Executive to benefits under this Agreement and the Change in Control Agreement, the Executive shall be entitled to the better of the benefit provided herein or in the Change in Control Agreement on a benefit by benefit basis; PROVIDED, HOWEVER, that in no event shall the Executive be entitled to duplicate benefits.

                 (j) INDEMNIFICATION. The Executive shall continue to be entitled to the benefits of the Indemnification Agreement entered into between the Executive and the Company on February 25, 2002.

            5. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 23 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY EFFECTIVE DATE"), PROVIDED that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

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                 (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period either with or without Cause. For purposes of this Agreement, "CAUSE" shall mean:

                 (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of the Affiliated Entities (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

                 (ii) the Executive is convicted of, or pleads guilty or NOLO contendere to a charge of commission of (A) a felony or (B) any crime involving moral turpitude resulting in reputational harm causing material injury to the Company; or

                 (iii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

            For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clauses (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

                 (c) GOOD REASON. The Executive's employment may be terminated by the Executive during the Employment Period with or without Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean in the absence of the written consent of the Executive:

                 (i) the failure of the Company to appoint or reappoint the Executive to the positions set forth in Section 3(a) of the Agreement at the times specified in Section 3(a) of the Agreement or the removal of the Executive from any of such positions, other than, in the case of each of the foregoing, if such failure or removal is for Cause or due to the Executive's death or Disability;

                 (ii) the assignment to the Executive of any duties inconsistent with the Executive's positions (including status, offices and titles), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such positions, authority, duties or

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     responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Executive;

                 (iii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Executive;

                 (iv) any change in the Executive's reporting relationship other than as contemplated in Section 3(a) or any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than the Company's corporate headquarters in the lower peninsula of Michigan;

                 (v) any failure by the Company to comply with Section 17(b) of this Agreement; or

                 (vi) any failure to elect or reelect the Executive to the Board other than any such failure for Cause or due to the Executive's death or Disability.

                 (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 23 of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 (e) DATE OF TERMINATION. "DATE OF TERMINATION" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall

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terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                 (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                     A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
          (2) any annual Incentive Payment earned by the Executive for a prior award period, but not yet paid to the Executive, (3) the product of
          (x) the Target Incentive Payment and (y) a fraction, the numerator of which is the number of days that have elapsed in the fiscal year of the Company in which the Date of Termination occurs as of the Date of Termination, and the denominator of which is 365 (the "PRO-RATA BONUS"), (4) any accrued vacation pay to the extent not theretofore paid, and (5) any business expenses incurred by the Executive that are unreimbursed as of the Date of Termination (the sum of the amounts described in clauses (1), (2), (3), (4) and (5) shall be hereinafter referred to as the "ACCRUED OBLIGATIONS"); and

                     B. the amount equal to the product of (1) the greater of
          (x) the number of days from the Date of Termination until the expiration of the Initial Period, divided by 365, and (y) three (the greater of (x) and (y) referred to herein as the "MULTIPLE"), and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Incentive Payment (the product of (1) and (2), the "SEVERANCE PAYMENT"); PROVIDED, HOWEVER, that, notwithstanding anything contained herein to the contrary, for purposes of the Pro-Rata Bonus and the Severance Payment payable upon a termination of the Executive's employment that occurs during the Second Period, the Target Incentive Payment component of such calculations shall equal the Incentive Payment paid or payable (including amounts deferred) to the Executive in respect of the completed fiscal year prior to the fiscal year in which the Date of Termination occurs; and

                 (ii) All stock options, restricted stock, restricted stock units and other equity-based compensation awards outstanding as of the Date of Termination and held by the Executive shall vest in full and all restrictions thereon shall lapse, and all stock options shall remain exercisable for the remainder of their full term (or, with respect to stock options granted prior to the Effective Date, such shorter period as would not be considered an extension and renewal of an option for purposes of
     Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations thereunder, taking into account the post-termination exercise period provided to the Executive under the Prior Agreement (as defined in Section 25 hereof) or pursuant to the Company's policy with respect to executives who are age 55 with five years of service) (collectively, the "EQUITY BENEFITS"); and

                 (iii) the Executive's club membership shall be transferred to the Executive at no cost to the Executive, who immediately following the transfer shall become subject to the monthly dues charges of the club; and

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                 (iv) during the three-year period following the Date of
     Termination, the Executive and his eligible dependents shall continue to be covered, at the Company's cost, by the medical, dental and life insurance benefits plans that are in effect on the Date of Termination and that cover senior executive officers, and, thereafter the Executive shall be entitled to the Medical Benefits. Any such non-cash benefit that is tied to compensation shall be based on the Executive's Severance Payment divided by the Multiple; and

                 (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and the Affiliated Entities through the Date of Termination, including without limitation the benefits under the SERP as modified by Section 4(d) (such other amounts and benefits shall be hereinafter referred to as the "OTHER BENEFITS").

Notwithstanding the foregoing provisions of this Section 6(a), to the extent required in order to comply with Section 409A of the Code, cash amounts and the benefits that would otherwise be payable or provided under this Section 6(a) during the six-month period immediately following the Date of Termination shall instead be paid or provided, with interest on any delayed cash payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code ("INTEREST"), on the first business day after the date that is six months following the Executive's "separation from service" within the meaning of
Section 409A of the Code; PROVIDED, HOWEVER, that, with respect to the provision of healthcare benefits, the Company shall take such action as is necessary to ensure that there is not a lapse in coverage.

                 (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of the Equity Benefits, the Medical Benefits and the Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include death benefits as in effect on the date of the Executive's death with respect to senior executives of the Company and their beneficiaries.

                 (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Equity Benefits, the Medical Benefits and the Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination, PROVIDED, that to the extent required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided under this sentence of Section 6(c) shall be paid, with Interest, or provided to the Executive on the first business day after the date that is six months following the Executive's "separation from service" within the meaning of
Section 409A of the Code. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled

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after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to senior executives of the Company.

                 (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations (other than the Pro-Rata Bonus), (ii) the Other Benefits and (iii) the Medical Benefits.

                 (e) EFFECT OF TERMINATION ON OTHER POSITIONS. If, on the Date of Termination, the Executive is a member of the Board or the board of directors of any of the Company's subsidiaries, or holds any other position with the Company or its subsidiaries, the Executive shall be deemed to have resigned from all such positions as of the date of his termination of employment with the Company. The Executive agrees to execute such documents and take such other actions as the Company may request to reflect such resignation.

            7. NO MITIGATION; NO OFFSET. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case Interest on any delayed payment.

            8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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                 (b) Subject to the provisions of Section 8(c), all
determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "ACCOUNTING FIRM") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive or directly to the Internal Revenue Service, in the sole discretion of the Company, within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                 (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                     (i) give the Company any information reasonably requested by the Company relating to such claim,

                     (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                     (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                     (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including all professional fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and PROVIDED, FURTHER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                 (d) If, after the receipt by the Executive of a payment by the Company of an amount on the Executive's behalf pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive's behalf pursuant to
Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            9. RETURN OF COMPANY PROPERTY. Upon his termination of employment for any reason, the Executive shall promptly return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and the Executive shall also return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing confidential information or relating to the business or proposed business of the Company or the Affiliated Entities or containing any trade secrets relating to the Company or the Affiliated Entities except any personal diaries, calendars, rolodexes or personal notes or correspondence. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Uniform Trade Secrets Act. The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this Section 9.

            10. MUTUAL NONDISPARAGEMENT. The Executive and the Company each agree that, following the Executive's termination of employment, neither the Executive, nor the Company, including its executive officers and directors, will make any public statements which materially disparage the other party. Notwithstanding the foregoing, nothing in this Section 10 shall prohibit any person from making truthful statements when required by order of a court or other governmental or regulatory body having jurisdiction.

            11. CONFIDENTIAL INFORMATION. The Executive agrees that, during his employment with the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of the Affiliated Entities, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

            12. NONSOLICITATION. For the two-year period following his termination of employment with the Company, the Executive shall not solicit any individual who is, on the date of his termination of employment, employed by the Company or the Affiliated Entities to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the Company or the Affiliated Entities, and the Executive shall not initiate discussion with any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Executive's employer.

            13. NONCOMPETITION. The Executive agrees that, while he is employed by the Company and during the two-year period thereafter, he will not engage in Competition (as defined below). The Executive shall be deemed to be engaging in "COMPETITION" if he directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of or is connected as an officer, employee, partner, director, consultant or otherwise with, or has any financial interest in, any business engaged in the financial services business (a "COMPETING BUSINESS") in any state in which the Company or the Affiliated Entities as of the Date of Termination operates a commercial banking or other material financial services business which is a material part of such business and is in material competition with the business conducted by the Company at the time of the termination of his employment with the Company or the Affiliated Entities. Notwithstanding the foregoing sentence, the Executive shall not be deemed to be engaging in Competition under the circumstances described in the foregoing sentence if the Executive (i) does not own or control the Competing Business, (ii) does not serve as a director or a consultant to the Competing Business, and (iii) does not have any management or operational responsibility for the Competing Business in any state in which the Company or the Affiliated Entities operates a material business as of the Date of Termination. Ownership for personal investment purposes only of less than 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

            14. EQUITABLE REMEDIES. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 10, 11, 12 or 13 and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of Section 10, 11, 12 or 13. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum. In no event shall an asserted violation of the provisions of
Section 10, 11, 12 or 13 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            15. ASSISTANCE WITH CLAIMS. The Executive agrees that, consistent with the Executive's business and personal affairs, during and after his employment by the Company, he will assist the Company and the Affiliated Entities in the defense of any claims, or potential claims that may be made or threatened to be made against any of them in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), and will assist the Company and the Affiliated Entities in the prosecution of any claims that may be made by the Company or the Affiliated Entities in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of Executive's employment by the Company. The Executive agrees, unless precluded by law, to promptly inform the Company if Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or private) of the Company or the Affiliated Entities (or their actions), regardless of whether a lawsuit has then been filed against the Company or the Affiliated Entities with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys' fees and shall pay a reasonable per diem fee for the Executive's services.

            16. ARBITRATION. (a) Except as provided in Section 14 of this Agreement, any and all controversies, disputes or claims arising between the parties to this Agreement, including any purported controversies, disputes or claims not arising under contract, that have not been resolved within twenty
(20) days after notice is given in writing of the controversy, dispute or claim shall be submitted for arbitration in accordance with the rules of the American Arbitration Association in effect as of the date hereof. Arbitration shall take place at an appointed time and place in Flint, Michigan. Each party hereto shall select one arbitrator, and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within fifteen
(15) calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within thirty (30) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association, or any successor thereto, upon application of either party. The arbitration shall be instead of any civil litigation; this means that the Executive and the Company are each waiving any rights to a jury trial.

                 (b) Except as provided in Section 14 of this Agreement, arbitration under this provision shall be the sole and exclusive forum and remedy for resolution of controversies, disputes and claims of any kind or nature, whether or not presently known or anticipated, including any purported controversies, disputes or claims not arising under contract, between the parties to this Agreement, and no recourse shall be had to any other judicial or other forum for any such resolution. The award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief. All costs and expenses of arbitration shall be borne by the Company. Any award of the majority of arbitrators shall be binding and not subject to judicial appeal or review of the award, including without limitation any proceedings under sections 9 and 10 of the Federal Arbitration Act, 9 U.S.C. ss. 1 ET SEQ., or any comparable provision for review of an arbitral award under any comparable statute or law of any jurisdiction, all rights to which are hereby expressly waived by the parties. The Executive and the Company knowingly and voluntarily agree to this arbitration provision. Subject to the preceding sentence, the United States District Court for the District of Michigan and the courts of the State of Michigan shall have sole and exclusive jurisdiction solely for the purpose of entering judgment upon any award by the majority of arbitrators.

                 (c) Nothing herein shall bar the right of either party to this Agreement to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with Section 14 above. Furthermore, claims for unemployment insurance benefits, for workers' compensation insurance benefits, and for benefits under any employee benefit plan(s) governed by the Employee Retirement Income Security Act of 1974, as amended, shall be resolved pursuant to the claims procedures under such benefit plans, notwithstanding this agreement to arbitrate.

            17. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be enforceable by the Executive's legal representatives, heirs or legatees. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                     (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this Agreement (including, without limitation, the Company's obligations under the SERP as amended by Section 4(d) of this Agreement) in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            18. AMENDMENT. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments or benefits to the Executive and, in the case of the health care benefits, without any lapse in coverage.

            19. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            20. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Michigan, without regard to the conflict of law provisions of any state.

            21. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

            22. WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

            23. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

            to the Company:

                        Citizens Banking Corporation
                        One Citizens Banking Center
                        328 South Saginaw St.
                        Flint, Michigan  48502
                        Attention:  General Counsel and Secretary

            or to the Executive:

                        At the most recent address maintained
                        by the Company in its personnel records

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; PROVIDED, HOWEVER, that in no event shall any such communications be deemed to be given later than the date they are actually received.

            24. SURVIVORSHIP. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

            25. ENTIRE AGREEMENT. From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, including the Amended and Restated Employment Agreement between the Company and the Executive, dated as of May 29, 2003 (the "Prior Agreement"), except as expressly provided herein.

            26. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                    WILLIAM R. HARTMAN

                                    /s/ William R. Hartman
                                    -----------------------------------------



                                    CITIZENS BANKING CORPORATION


                                    By: /s/ Kendall B. Williams
                                        -------------------------------------
                                        Name: Kendall B. Williams
                                        Title:  Chairman of the Compensation
                                                and Human Resources Committee